                  AGREEMENT BETWEEN HEALTHRITE INC. A DELAWARE
                     CORPORATION, AND BRADLEY T. MACDONALD
                     -------------------------------------


      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows this 13th day of August, 1997:

      1. Reference is hereby made to the Employment Agreement, dated February, 1996, between HealthRite, Inc., a Delaware Corporation (the "Company") and Bradley T. MacDonald ("Employee") and any extensions thereof (hereinafter the "Employment Agreement").

      2. Employees duties under the Employment Agreement are hereby modified to be solely those of consultant, with Employee to render such consulting services to the Company as and when Employee shall determine, instead of President and Chief Executive Officer. Employee, in such role of Consultant, shall use Employee's best efforts to promote the interests and welfare of the Company.

      3. The term of the Employment Agreement and for Employee's consulting services shall terminate on December 31, 1997.

      3A. Employee hereby resigns as a Director of the Company.

      4. During the remaining term of the Employment Agreement, Employee shall receive base salary at the same rate as set forth in paragraph 5 of the Employment Agreement (but not the bonus), and Expenses and other benefits as set forth in paragraphs 6 and 7.1 of the Employment Agreement.

      5. Employee shall retain his stock options on the same terms as set forth in the Employment Agreement, provided, however, that Employee's remaining stock option(s) may be exercised at any time prior to March 31, 1998.

      6. Paragraph 9.2 of the Employment Agreement (Termination for Cause) is hereby rescinded and Employee shall have an irrevocable right to the compensation, other benefits, expenses and stock options referred to in this Agreement.

      7. Except as modified by this Agreement, the other provisions of the Employment Agreement shall remain in full force and effect.

      8. Subject to the above provisions, the Company and Employee hereby release each other from any claims, liabilities and damages that either may have against the other, as more particularly set forth in Exhibit A.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first hereinabove written.



WITNESS OR ATTEST:                              HealthRite, Inc.


/s/John Teeger                           By: /s/ Warren H. Haber
---------------------------------          ---------------------------------
John Teeger, Secretary                       Warren H. Haber, Chairman of the
                                             Board of Directors


                                             /s/ Bradley T. MacDonald
---------------------------------          ---------------------------------
                                             Bradley T. MacDonald

                                   EXHIBIT A
                                       TO
           AGREEMENT BETWEEN HEALTHRITE INC. AND BRADLEY T. MACDONALD
                             DATED AUGUST 13, 1997


      A. Employee agrees not to make disparaging remarks about the Company, its subsidiaries, affiliates, employees, officers, directors or products. The Company agrees not to make disparaging remarks about Employee or his employment by the Company.

      B. Employee for himself and on behalf of his agents, assignees, attorneys, heirs, executors and administrators, hereby fully releases the Company, its successors, assigns, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, employees, and representatives (collectively for purposes of this Section B the "Company"), from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, costs, expenses, attorneys' fees, and remedies of any type which he now has or hereafter may have against the Company by reason of any matter, cause, act or omission arising out of or in connection with his employment as an employee, officer or director of the Company or any of its subsidiaries or the modification of such employment through the date of August 13, 1997, including, but not limited to, any claims, demands or actions for compensation; breach of contract, fraud or misrepresentation; defamation; violations under the Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Civil Right Act of 1866, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the New York State of New York City Human Rights Laws, or any other federal, state or local statute or regulation regarding employment, discrimination in employment, termination of employment, and the common law of any state; provided, however, that this release shall not apply to the Company's obligations under this Agreement or pursuant to the Company's By-laws and Section 145 of the General Corporation Laws of Delaware with respect to Employee's services as an officer or director of the Company and its subsidiaries.

      C. The Company for itself and on behalf of its subsidiaries and officers and directors of the Company and its subsidiaries (collectively for purposes of this Section C the "Company") hereby fully releases Employee, his assigns, heirs, executors, administrators and representatives from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, costs, expenses, attorneys' fees, and remedies of any type which the Company now has or hereafter may have by reason of any matter, cause, act or omission arising out of or in connection with Employee's employment as an employee, officer or director of the Company or its subsidiaries through the date of this Agreement, except as to the Company's obligations under this Agreement.